Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth H. Olmsted, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces 2013 Third Quarter Results

Newton, MA (October 29, 2013):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and nine months ended September 30, 2013.

Results for the quarter ended September 30, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2013 were $78.8 million, or $0.42 per share. This compares to Normalized FFO for the quarter ended September 30, 2012 of $74.8 million, or $0.43 per share.

Net income was $38.1 million, or $0.20 per share, for the quarter ended September 30, 2013, compared to net income of $25.6 million, or $0.15 per share, for the quarter ended September 30, 2012.  During the three months ended September 30, 2013, SNH recognized a loss on early extinguishment of debt of $692,000, or less than $0.01 per share, related to the amendment of its revolving credit facility and the prepayment of one mortgage. Also during the three months ended September 30, 2013, SNH recognized a gain on sale of properties of $1.1 million, or less than $0.01 per share, related to the sale of one senior living community previously classified as held for sale. Net income for the three months ended September 30, 2012 includes a loss on early extinguishment of debt of $6.3 million, or $0.04 per share, related to the prepayment of a portion of the outstanding principal balance of SNH’s Federal National Mortgage Association, or FNMA, secured term loan, a loss on lease terminations of approximately $104,000, or less than $0.01 per share, related to SNH’s agreement with Sunrise Senior Living, Inc., or Sunrise, to terminate 10 senior living communities SNH previously leased to Sunrise that were scheduled to expire in December 2013 and a loss on sale of properties of approximately $101,000, or less than $0.01 per share, related to the sale of one property in July 2012.

The weighted average number of common shares outstanding totaled 188.1 million and 174.7 million for the quarters ended September 30, 2013 and 2012, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2013 and 2012 appears later in this press release.

Results for the nine months ended September 30, 2013:

Normalized FFO for the nine months ended September 30, 2013 were $236.8 million, or $1.27 per share. This compares to Normalized FFO for the nine months ended September 30, 2012 of $220.4 million, or $1.32 per share.

Net income was $79.0 million, or $0.42 per share, for the nine months ended September 30, 2013, compared to net income of $91.2 million, or $0.55 per share, for the nine months ended September 30, 2012.  During the nine months ended September 30, 2013, SNH recognized a loss of on early extinguishment of debt of $797,000, or less than $0.01 per share, related to the amendment of its revolving credit facility and the prepayment of mortgages encumbering five properties. Also during the nine months ended September 30, 2013, SNH recognized a gain on sale of properties of $1.1 million, or less than $0.01 per share, related to the sale of one senior living community previously classified as held for sale and impairment of assets charges of $5.7 million, or $0.03 per share, to reduce the carrying value of four of its senior living communities and one property leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or an MOB, included in continuing operations to their estimated net sale price.  Net income for the nine months ended September 30, 2012 includes an impairment of asset charge of $3.1 million, or $0.02 per share, to reduce the carrying value of one MOB included in continuing operations to its estimated net sale price, a loss on early extinguishment of debt of $6.3 million, or $0.04 per share, related to the prepayment of a portion of the outstanding principal balance of SNH’s FNMA secured term loan, a loss on lease terminations of approximately $104,000, or less than $0.01 per share, related to SNH’s agreement with Sunrise to terminate 10 senior living communities SNH previously leased to Sunrise that were scheduled to expire in December 2013 and a loss on sale of properties of approximately $101,000, or less than $0.01 per share, related to the sale of one property in July 2012.  During the nine months ended September 30, 2013, SNH recognized impairment of assets charges of $27.9 million, or $0.15 per share, to reduce the carrying value of seven of its MOBs included in discontinued operations to their estimated net sale price.

The weighted average number of common shares outstanding totaled 186.9 million and 166.7 million for the nine months ended September 30, 2013 and 2012, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the nine months ended September 30, 2013 and 2012 appears later in this press release.

Recent Investment and Sales Activities:

Since July 1, 2013, SNH has acquired five properties for a combined purchase price of $100.5 million, excluding closing costs:

•                  In August 2013, SNH acquired a senior living community with 93 private pay assisted living units located in Cumming, GA, for approximately $22.0 million, excluding closing costs.  This community is operated in SNH’s taxable REIT subsidiary, or TRS, structure and managed by Five Star Quality Care, Inc., or Five Star, under a long term management agreement.

•                  Also in August 2013, SNH acquired an MOB with approximately 105,000 square feet located in Boston, MA for approximately $49.5 million, excluding closing costs.  This MOB is a biotech laboratory building which is long term leased to PerkinElmer Health Sciences Inc.

•                  In October 2013, SNH acquired a senior living community with 60 private pay assisted living units located in Jefferson City, TN for approximately $9.9 million, excluding closing costs.  This community is operated in SNH’s TRS structure and managed by Five Star under a long term management agreement.

•                  In October 2013, SNH acquired two senior living communities with 153 private pay assisted living units located in Canton and Ellijay, GA for a total of approximately $19.1 million, excluding closing costs.  These communities are operated in SNH’s TRS structure and managed by Five Star under a long term management agreement.

SNH also currently has four properties under agreement to be acquired for a combined purchase price of $27.4 million, excluding closing costs.

•                  In August 2013, SNH entered into an agreement to acquire one senior living community with 68 private pay assisted living units located in Verona, WI for approximately $12.0 million, excluding closing costs.  SNH intends to acquire this community using its TRS structure and a long term management agreement with Five Star.

•                  In October 2013, SNH entered into an agreement to acquire a portfolio of three MOBs with 62,826 square feet located in Orlando, FL for approximately $15.4 million, excluding closing costs.

In August 2013, SNH sold a skilled nursing facility with 112 living units for $2.6 million, excluding closing costs. The majority of the revenues generated at this property were received from government funded programs, such as Medicare and Medicaid.  SNH recorded a gain of $1.1 million from this sale.

Also in August 2013, SNH entered an agreement to sell two rehabilitation hospitals with 364 licensed beds for $90.0 million, excluding closing costs and subject to certain adjustments. The majority of the revenues at these hospitals come from Medicare.  SNH expects to record a gain on sale of over $30 million upon the closing of this transaction, which is currently expected to occur by mid-2014.

SNH is also currently marketing for sale 10 senior living communities with 744 living units and seven MOBs with 831,499 square feet. The majority of the combined revenues generated from the 10 senior living communities listed for sale come from government funded programs, such as Medicare and Medicaid. The results of operations from the seven MOBs listed for sale are now included in discontinued operations in SNH’s financial statements.

Recent Financing Activities:

In September 2013, SNH amended its $750 million unsecured revolving credit facility.  As a result of the amendment, the interest rate paid on borrowings under the facility was reduced from LIBOR plus a premium of 160 basis points to LIBOR plus a premium of 130 basis points, and the facility fee was reduced from 35 basis points to 30 basis points per annum on the total amount of lending commitments (both the interest rate premium and the facility fee are subject to adjustment based upon changes to SNH’s credit ratings).  Also, the stated maturity date of the facility was extended from June 24, 2015 to January 15, 2018; and, subject to the payment of an extension fee and meeting certain other conditions, SNH also obtained an option to further extend the maturity date by an additional one year.  The revolving credit facility agreement continues to include a feature under which maximum borrowings under the facility may be increased to up to $1.5 billion in certain circumstances.

In September 2013, SNH repaid a mortgage note that encumbered two of its properties which had an aggregate principal balance of approximately $13.6 million, a weighted average interest rate of 6.9% and a maturity date later in 2013.

Conference Call:

On Tuesday, October 29, 2013, at 10:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and nine months ended September 30, 2013.  The conference call telephone number is (877) 209-9919.  Participants calling from outside the United States and Canada should dial (612) 332-0637.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Tuesday, November 5, 2013. To hear the replay, dial (320) 365-3844. The replay pass code is: 305211.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The transcription, recording and retransmission in any way of SNH’s third quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Third Quarter 2013 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 396 properties located in 40 states and Washington, D.C. as of September 30, 2013. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SNH HAS AGREED TO SELL ITS TWO REHABILITATION HOSPITALS FOR $90 MILLION, THAT IT EXPECTS TO RECORD A GAIN FROM THIS SALE OF OVER $30 MILLION AND THAT IT EXPECTS THIS SALE MAY BE COMPLETED BY MID-2014.  THE SALE OF THESE HOSPITALS IS SUBJECT TO HEALTH REGULATORY APPROVALS AND OTHER CONDITIONS TYPICAL OF THESE TYPES OF TRANSACTIONS. SNH HAS NO CONTROL OVER THE REQUIRED REGULATORY APPROVAL PROCESSES OR OVER CERTAIN OTHER CONDITIONS APPLICABLE TO THIS SALE, THESE APPROVALS MAY NOT BE OBTAINED AND THE CONDITIONS MAY NOT BE SATISFIED. ACCORDINGLY, THE PROPOSED SALE MAY BE DELAYED, IT MAY NOT OCCUR OR ITS TERMS MAY CHANGE, AND SNH MAY NOT RECEIVE THE SALE PROCEEDS, THE GAIN ON SALE MAY BE LESS THAN $30 MILLION OR THE TRANSACTION MAY RESULT IN RECORDING A LOSS ON SALE INSTEAD OF A GAIN ON SALE;

•                  THIS PRESS RELEASE STATES THAT SNH EXPECTS TO ENTER INTO A LONG TERM MANAGEMENT AGREEMENT WITH FIVE STAR TO MANAGE ONE ADDITIONAL SENIOR LIVING COMMUNITY IT HAS AGREED TO ACQUIRE. HOWEVER, THERE CAN BE NO ASSURANCE THAT SNH WILL ACQUIRE THIS COMMUNITY OR THAT SNH AND FIVE STAR WILL ENTER INTO ANY ADDITIONAL MANAGEMENT AGREEMENTS;

•                  THIS PRESS RELEASE STATES THAT SNH HAS ENTERED INTO AGREEMENTS TO ACQUIRE FOUR PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS FOR PROPERTIES OF THESE TYPES.  SUCH TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE; AND

•                  THIS PRESS RELEASE STATES THAT SNH HAS 10 SENIOR LIVING COMMUNITIES AND SEVEN MOBS CURRENTLY LISTED FOR SALE.  SNH MAY NOT BE ABLE TO SELL THESE PROPERTIES ON ACCEPTABLE TERMS, AND THE SALES OF ANY OR ALL OF THESE PROPERTIES MAY NOT OCCUR.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM ITS FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON SNH’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

Income Statement:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$112,319	$113,756	$336,468	$329,191
Residents fees and services	74,946	42,352	224,634	113,906
Total revenues	187,265	156,108	561,102	443,097

Expenses:
Property operating expenses	74,729	46,805	222,893	125,109
Depreciation	38,473	35,276	114,472	102,673
General and administrative	7,798	8,352	24,615	24,106
Acquisition related costs	396	4,297	2,590	6,814
Impairment of assets	—	—	5,675	3,071
Total expenses	121,396	94,730	370,245	261,773

Operating income	65,869	61,378	190,857	181,324

Interest and other income	42	248	612	957
Interest expense	(29,405)	(30,417)	(88,536)	(87,426)
Loss on early extinguishment of debt	(692)	(6,349)	(797)	(6,349)
Loss on lease terminations	—	(104)	—	(104)
Gain (Loss) on sale of properties	1,141	(101)	1,141	(101)
Equity in earnings of an investee	64	115	219	236
Income before income tax expense	37,019	24,770	103,496	88,537
Income tax expense	(125)	(43)	(405)	(290)
Income from continuing operations	36,894	24,727	103,091	88,247
Discontinued operations:
Income from discontinued operations	1,231	919	3,762	3,001
Impairment of assets from discontinued operations	—	—	(27,896)	—
Net income	$38,125	$25,646	$78,957	$91,248

Other comprehensive income:
Change in net unrealized (loss) / gain on investments	(2,166)	7,499	2,195	8,416
Share of comprehensive income of an investee	13	35	(68)	31
Comprehensive income	$35,972	$33,180	$81,084	$99,695

Weighted average shares outstanding	188,102	174,690	186,942	166,698

Income from continuing operations per share	0.20	0.14	0.55	0.53
Income (loss) from discontinued operations per share	0.00	0.01	(0.13)	0.02
Net income per share	$0.20	$0.15	$0.42	$0.55

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS
FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$38,125	$25,646	$78,957	$91,248
Depreciation expense from continuing operations	38,473	35,276	114,472	102,673
Depreciation expense from discontinued operations	—	604	799	1,815
(Gain) loss on sale of properties	(1,141)	101	(1,141)	101
Impairment of assets	—	—	5,675	3,071
Impairment of assets from discontinued operations	—	—	27,896	—
FFO	75,457	61,627	226,658	198,908
Acquisition related costs from continuing operations	396	4,297	2,590	6,814
Loss on early extinguishment of debt	692	6,349	797	6,349
Loss on lease terminations	—	104		104
Percentage rent adjustment(2)	2,300	2,400	6,800	8,200
Normalized FFO	$78,845	$74,777	$236,845	$220,375

Weighted average shares outstanding	188,102	174,690	186,942	166,698

FFO per share	$0.40	$0.35	$1.21	$1.19
Normalized FFO per share	$0.42	$0.43	$1.27	$1.32
Distributions declared per share	$0.39	$0.39	$1.17	$1.15

(1)               SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to them.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH’s includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and exclude acquisition related costs, gain or loss on early extinguishment of debt, gain or loss on lease terminations and loss on impairment of intangible assets, if any.  SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a real estate investment trust, or REIT, along with net income, operating income and cash flow from operating activities.  SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and between them and other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain its status as a REIT, limitations in its revolving credit facility agreement and public debt covenants, the availability of debt and equity capital to them, SNH’s expectation of its future capital requirements and operating performance and its expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of its needs.  SNH believes that FFO and Normalized FFO may facilitate an understanding of its historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in its Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)               In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, it includes these estimated amounts in its calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	September 30,	December 31,
	2013	2012
ASSETS
Real estate properties	5,197,999	5,019,615
Less accumulated depreciation	(808,264)	(714,687)
	4,389,735	4,304,928
Cash and cash equivalents	52,258	42,382
Restricted cash	10,046	9,432
Deferred financing fees, net	29,063	29,410
Acquired real estate leases and other intangible assets, net	105,705	113,986
Other assets	220,523	247,864
Total assets	$4,807,330	$4,748,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$125,000	$190,000
Senior unsecured notes, net of discount	1,093,016	1,092,053
Secured debt and capital leases	703,058	724,477
Accrued interest	21,763	15,757
Assumed real estate lease obligations, net	13,299	13,482
Other liabilities	74,751	65,665
Total liabilities	2,030,887	2,101,434

Total shareholders’ equity	2,776,443	2,646,568
Total liabilities and shareholders’ equity	$4,807,330	$4,748,002

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